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                                   EXHIBIT 5.1



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                                MCCARTHY TETRAULT
                                   Suite 4700
                           Toronto Dominion Bank Tower
                             Toronto-Dominion Centre
                                Toronto, Ontario
                                     M5K 1E6




                                   October 22, 1996

DELIVERED

DRAXIS HEALTH INC.
6870 Goreway Drive
Mississauga, Ontario
L4V 1P1


          RE:  DRAXIS HEALTH INC. - REGISTRATION STATEMENT ON FORM F-4
          ------------------------------------------------------------


     We are Canadian legal counsel to Draxis Health Inc., a Canada corporation (the "Company"). We are issuing this opinion in connection with the Registration Statement on Form F-4 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the SECURITIES ACT OF 1933, as amended (the "1933 Act"), up to 5,725,188 shares (the "Shares") of no par value common stock of the Company, issuable pursuant to the Exchange Agreement by and among the Company, its wholly-owned subsidiary Draxis Pharmaceutica Inc. ("DPI") and Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI") dated as of July 25, 1996 (the "Exchange Agreement").

     In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Exchange Agreement, (iii) the Certificate of Amalgamation and the By-laws of the Company, as amended, each as currently in effect, and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of others of the Company and others, and such
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Draxis Health Inc.                                              October 22, 1996

other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of other officers and representatives of the Company and others.

     We express no opinion concerning any law other than the substantive law of the Province of Ontario and the laws of Canada applicable therein.

     We are assuming that the Company will receive, prior to the issuance by it of the Shares, in consideration of issuing such Shares, validly issued shares of DPI or other property (the "Share Consideration") that has a value determined by the board of directors of the Company to not be less than the fair equivalent of the money the Company would have received if it had issued the Shares for money.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the exchange of shares in the common stock of DAHI for the Shares pursuant to the Exchange Agreement, the receipt by the Company of the Share Consideration, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated in the Exchange Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Joint Management Proxy Statement-Prospectus included therein.
In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by us, as counsel to the Company in Canada, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933
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Draxis Health Inc.                                              October 22, 1996

Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                   Very truly yours,

                                   /s/ McCarthy Tetrault
                                   MCCARTHY TETRAULT